 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

USA

(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On May 28, 2025, Immunic, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, as representative of the underwriters named in Schedule A thereto, relating to the offering, issuance and sale of (i) pre-funded warrants to purchase an aggregate of 86,666,667 shares of common stock, par value $0.0001 (“Common Stock”) of the Company (the “Pre-Funded Warrants”), (ii) accompanying series A warrants to purchase an aggregate of 86,666,667 shares of Common Stock of the Company (or Pre-Funded Warrants) (the “Series A Warrants”), and (iii) accompanying series B warrants to purchase an aggregate of 86,666,667 shares of Common Stock of the Company (or Pre-Funded Warrants) (the “Series B Warrants”) (the “Offering”). The combined public offering price per Pre-Funded Warrant and accompanying Series A Warrant and Series B Warrant, which are being sold together but are immediately separable, is $0.7499.

Each Pre-Funded Warrant is immediately exercisable for one share of Common Stock at an exercise price of $0.0001 per share and will expire when exercised in full. Each Series A Warrant is immediately exercisable for one share of Common Stock at an exercise price of $0.75 per share and will expire on December 31, 2025. Each Series B Warrant is exercisable on the earlier of (i) October 1, 2025, (ii) the first day following any five trading days during which the volume weighted average price for the Common Stock of the Company during such five trading day period is $1.25 or greater (the “VWAP Target”), or (iii) immediately prior to the consummation of a Fundamental Transaction (as defined in the Series B Warrants) for one share of Common Stock at an exercise price of $0.75 per share and will expire five years from the date of issuance. Each Series A Warrant and Series B Warrant will immediately expire in proportion to the extent that the corresponding Pre-Funded Warrant is exercised prior to September 30, 2025; provided that this term will not apply to the Series B Warrants immediately as of the date of achievement of the VWAP Target. The holder of the Pre-Funded Warrants and Series B Warrants may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of such warrant in shares of Common Stock determined according to the formula set forth in the applicable warrant. Holders of Series A Warrants may, provided there is no effective registration statement or prospectus available which covers the warrants and shares of Common Stock issuable upon exercise of the Series A Warrants, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Series A Warrant.

The Company is prohibited from effecting an exercise of any Pre-Funded Warrants, Series A Warrants or Series B Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”), which percentage may be increased or decreased at the holder’s election, not to exceed 19.99%. Any increase to the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. If a holder is not permitted to exercise a Series A Warrant or a Series B Warrant for Common Stock due to the Beneficial Ownership Limitation, then the holder may exercise such Series A Warrant or Series B Warrant for an equivalent number of Pre-Funded Warrants.

The aggregate proceeds from the Offering are expected to be approximately $65 million before deducting underwriting discounts and commissions and offering expenses payable by the Company in connection with the Offering. The Company may receive up to an aggregate of $130 million of additional gross proceeds if the Series A Warrants and Series B Warrants are exercised in full for cash.

The Offering is being made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-275717), as amended, previously filed with the Securities and Exchange Commission (the “SEC”) on November 22, 2023, and declared effective by the SEC on May 31, 2024, as supplemented by the preliminary prospectus supplement, dated May 28, 2025, and a final prospectus supplement (the “Prospectus Supplement”) filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on May 30, 2025. The closing of the offering is expected to take place on or about June 3, 2025, subject to the satisfaction of customary closing conditions.

Pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have agreed, subject to certain customary exceptions, to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the 90 day period following the closing of the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Underwriting Agreement, the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants are not complete, and are qualified in their entirety by reference to the full text of each of the Underwriting Agreement, and the forms of the Pre-Funded Warrant, the Series A Warrant and the Series B Warrant, which are attached hereto as Exhibit 1.1, 4.1, 4.2 and 4.3, respectively, and which are incorporated herein by reference.

A copy of the legal opinion and consent of Dentons US LLP relating to the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants and the shares of Common Stock underlying such warrants is attached as Exhibit 5.1 hereto.

Item 7.01. Regulation FD Disclosure

On May 29, 2025, the Company issued a press release announcing the pricing of the Offering (the “Pricing Press Release”). A copy of the Pricing Press Release is furnished hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Caution Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning the offering, such as the expected gross proceeds (including the anticipated gross proceeds from the exercise of the Series A Warrants and Series B Warrants in full for cash) and the anticipated closing date. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding the Company’s business are described in detail in its SEC filings, including in the Company’s Annual Report on Form 10-K for the full-year ended December 31, 2024, filed with the SEC on March 31, 2025, and in the Company's subsequent filings with the SEC, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these statements except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 28, 2025, by and between Immunic, Inc. and Leerink Partners LLC
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
5.1	Opinion of Dentons US LLP
23.1	Consent of Dentons US LLP (contained in Exhibit 5.1)
99.1	Pricing Press Release
104	Cover Page to this Current Report on Form 8-K in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 30, 2025	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
Chief Executive Officer